Exhibit 99.1

DANIELSON HOLDING CORPORATION ANNOUNCES
MANAGEMENT TEAM SUCCESSION

CHICAGO, IL – October 5, 2004 – Danielson Holding Corporation (AMEX:DHC) announced that effective today, three members of the senior management team at Covanta Energy Corporation, Danielson’s wholly-owned subsidiary, have been named as executive officers of Danielson. They are Anthony J. Orlando, Craig D. Abolt and Timothy J. Simpson.

Mr. Orlando, 45, has been named the company’s President and Chief Executive Officer, succeeding Jeffrey R. Horowitz, who had been serving as the company’s interim President and Chief Executive Officer. Mr. Orlando will continue to serve as the President and Chief Executive Officer of the company’s subsidiary, Covanta Energy Corporation, a position he has held since November 2003. Mr. Orlando joined Covanta in 1987 and has held various positions with Covanta and its subsidiaries in the waste-to-energy business.

William C. Pate, Danielson’s new Chairman of the Board of Directors stated that “Tony has contributed significantly to the smooth and successful integration of Danielson and Covanta. He brings with him extensive experience and an intimate knowledge of both the Danielson and Covanta businesses. The Danielson Board of Directors has complete confidence in Tony’s ability to lead the company and to continue to build on the success of this newly integrated organization.” Mr. Pate continued “We also want to thank Jeff Horowitz and Philip Tinkler for their work in integrating Covanta and smoothly transitioning leadership in Danielson.”

Danielson also announced that Craig D. Abolt, 43, has been named as the Senior Vice President and Chief Financial Officer of the company, succeeding Philip G. Tinkler. Mr. Abolt will continue to serve as the Senior Vice President and Chief Financial Officer of the company’s subsidiary, Covanta Energy Corporation, a position he has held since June, 2004. Prior to joining Covanta, Mr. Abolt served as chief financial officer of DIRECTV Latin America, a majority-owned subsidiary of Hughes Electronics Corporation and from 1991 to 2001, Mr. Abolt was employed by Walt Disney Company in several executive finance positions.

Danielson also announced that Timothy J. Simpson, 46, has been named as the company’s Senior Vice President, General Counsel and Secretary. Mr. Simpson will continue to serve as the Senior Vice President, General Counsel and Secretary of the company’s subsidiary, Covanta Energy Corporation, a position he has held since March, 2003. Mr. Simpson joined Covanta in 1992 and has held various positions with Covanta and its subsidiaries in the waste-to-energy business.

In connection with the company’s 2004 Annual Meeting of Stockholders held today, the company announced that the company’s stockholders have elected each of the directors nominated in the company’s 2004 proxy statement. In addition, the company’s stockholders approved both (i) the Danielson Holding Corporation Equity Award Plan for Employees and Officers and (ii) the Danielson Holding Corporation Equity Award Plan for Directors.

The company further announced that in connection with the appointment of its new executive officers, the principal executive offices of Danielson will be moved to the Covanta offices located at 40 Lane Road, Fairfield, New Jersey 07004. The new main phone number of the company will be (973) 882-9000.

Danielson is an American Stock Exchange listed company, engaging in the energy, financial services and specialty insurance businesses through its subsidiaries. Danielson’s charter contains restrictions that prohibit parties from acquiring 5% or more of Danielson’s common stock without its prior consent.

Danielson’s subsidiary, Covanta Energy Corporation, is an internationally recognized owner and operator of waste-to-energy and power generation projects. Covanta’s waste-to-energy facilities convert municipal solid waste into renewable energy for numerous communities, predominantly in the United States.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission, all as may be amended from time to time. Such forward looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Danielson and its subsidiaries, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan”, “believe”, “expect”, “anticipate”, “intend”, “estimate”, “project”, “may”, “will”, “would”, “could”, “should”, “seeks”, or “scheduled to”, or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. Danielson cautions investors that any forward-looking statements made by Danielson are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements with respect to Danielson and Covanta, include, but are not limited to, those factors, risks and uncertainties that are described in Item 1 of Danielson’s Annual Report on Form 10-K for the year ended December 31, 2003 and in other securities filings by Danielson or Covanta. Although Danielson and Covanta believe that their plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any of its forward-looking statements. Danielson’s and Covanta’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and neither Danielson nor Covanta has any or has undertaken any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.

For more information generally, please contact:

FOR DANIELSON HOLDING CORPORATION
Doreen Lubeck
Danielson Holding Corporation
(312) 466-4030